Exhibit 10.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 13th day of September, 2022, by and between BMR-HAMPSHIRE LLC, a Delaware limited liability company (“Landlord”), and ONCORUS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of May 10, 2016 as amended by that certain First Amendment to Lease dated as of November 17, 2016 (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord located on the fourth (4th) floor of the building at 50 Hampshire Street in Cambridge, Middlesex County, Massachusetts (the “Building”);
B.
WHEREAS, Landlord and Tenant desire to amend the Term Expiration Date under the Existing Lease; and
C.
WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.
Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.
2.
Term Expiration Date. Notwithstanding anything to the contrary in the Existing Lease, for all purposes under the Lease, the Term Expiration Date shall be November 15, 2022. As of the Term Expiration Date, the Lease shall be fully and finally expired and shall no longer be of any force or effect, except for those provisions that, by their express terms, survive the expiration or earlier termination of the Lease.
3.
Surrender of Premises. On or before the Term Expiration Date, Tenant shall surrender and deliver exclusive possession of the Premises to Landlord in accordance with all of the terms, conditions and provisions of the Existing Lease. In the event Tenant fails to surrender the Premises to Landlord in accordance with the preceding sentence, the holdover provisions of Section 27.2 of the Existing Lease shall apply.

BioMed Realty form dated 5/10/22

4.
Representations & Warranties. Tenant represents and warrants to Landlord that (a) Tenant has not made any assignment, sublease, transfer, conveyance or other disposition of the Lease or any interest therein, (b) no other person, firm or entity has any right, title or interest in the Premises and (c) as of the date hereof there are no, and as of the Term Expiration Date there shall not be any, mechanics' liens or other liens encumbering all or any portion of the Premises by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns.

5.
Broker. Tenant and Landlord each represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Jones Lang LaSalle Incorporated on behalf of Tenant, and agrees to reimburse, indemnify, save, defend (at the other party’s option and with counsel reasonably acceptable to the other party, at its sole cost and expense) and hold harmless the other party and its affiliates, employees, agents, contractors and lenders for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.
6.
No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
7.
Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

Oncorus, Inc.

50 Hampshire Street

Cambridge, MA 02142

Attn: Stephen W. Harbin

E-mail: [***]

with a copy to:

legal@oncorus.com

Landlord confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Landlord pursuant to the Lease should be sent to:

BMR-Hampshire LLC

4570 Executive Drive, Suite 400

San Diego, California 92121

Attn: Legal Department

Email: [***]

8.
Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
9.
Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.
10.
Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
11.
Authority. Tenant guarantees warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed. Landlord guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.
12.
Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as a sealed Massachusetts instrument as of the date and year first above written.

LANDLORD:

BMR-HAMPSHIRE LLC,

a Delaware limited liability company

By: /s/ Colleen O'Connor

Name: Colleen O'Connor

Title: SVP, Leasing, East Coast and U.K. Markets

TENANT:

ONCORUS, INC.,

a Delaware corporation

By: /s/ Steve Harbin

Name: Steve Harbin

Title: Chief Operating Officer & Chief of Staff